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                                                                 EXHIBIT 99.1



                 FIRST AMENDMENT TO IASIS HEALTHCARE CORPORATION
                             2004 STOCK OPTION PLAN


         WHEREAS, the Board of Directors (the "Board") and sole stockholder of IASIS Healthcare Corporation, a Delaware corporation (the "Corporation"), have previously adopted the IASIS Healthcare Corporation 2004 Stock Option Plan (the "Plan");

         WHEREAS, pursuant to Section 4.13(c) of the Plan, the Board has retained the right to amend the Plan;

         WHEREAS, the Compensation Committee (the "Committee") of the Board has previously been granted the authority from the Board to administer the Plan; and

         WHEREAS, the Corporation, acting pursuant to resolution of the Committee, and having obtained approval of the Corporation's sole stockholder, now desires to amend the Plan;

         NOW, THEREFORE, IN CONSIDERATION of the foregoing premises, the Plan is hereby amended as follows:

         1. The first sentence of Section 4 is deleted in its entirety and replaced with the following:

         "Subject to adjustment as provided in Section 4.14 hereof, the Board may grant to Participants Options to purchase shares of Common Stock of the Company which, in the aggregate, do not exceed 1,610,650 shares of Common Stock provided that on each anniversary of June 22, 2004, prior to an initial public offering of the Company's shares of Common Stock, an additional 146,000 shares of Common Stock of the Company will be available for grant."

         2. Except as expressly amended as stated herein, all other portions of the Plan shall remain in full force and effect.

         3. This First Amendment to the IASIS Healthcare Corporation 2004 Stock Option Plan is effective this 21st day of March, 2005.



                                    IASIS HEALTHCARE CORPORATION


                                    By:   /s/ Frank A. Coyle
                                          --------------------------------------
                                    Name:  Frank A. Coyle
                                           -------------------------------------
                                    Title:  Secretary
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